                                                                 Exhibit 10(e)




                           AMENDED AND RESTATED LEASE

                                    Between

                          V.P.I. PROPERTIES ASSOCIATES
                    d/b/a V.P.I. PROPERTIES ASSOCIATES, LTD.

                                    (Lessor)

                                      and

                  AMERICAN TECHNICAL CERAMICS (FLORIDA), INC.
                                    (Tenant)

                          Effective as of July 1, 1996





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                               TABLE OF CONTENTS


SECTION                                                                                                      Page
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


1.       THIS LEASE..........................................................................................   1

         PREMISES LEASED.....................................................................................   1

3.       TERM................................................................................................   2

4.       RENT; TENANT'S OTHER OBLIGATIONS....................................................................   2

5.       NO RENEWAL OPTIONS..................................................................................   5

6.       TAXES AND ASSESSMENTS...............................................................................   5

7.       USE.................................................................................................   6

8.       REPAIR AND MAINTENANCE OF PREMISES..................................................................   6

9.       UTILITIES...........................................................................................   7

10.      INDEMNIFICATION.....................................................................................   7

11.      INSURANCE...........................................................................................   8

12.      CASUALTY............................................................................................. 10

13.      CONDEMNATION......................................................................................... 11

14.      SIGNS................................................................................................ 12

15.      ALTERATIONS.......................................................................................... 13

16.      REMOVAL OF TRADE FIXTURES............................................................................ 13

17.      INSPECTION OF PREMISES............................................................................... 13

18.      LIENS................................................................................................ 13

19.      OPTION TO PURCHASE................................................................................... 13

20.      INVESTMENT CREDIT.................................................................................... 18

21.      ASSIGNMENT AND SUBLETTING............................................................................ 18






22.      CONDITIONAL LIMITATIONS  DEFAULT PROVISIONS.......................................................... 18

23.      OBLIGATIONS UNDER AGREEMENT.......................................................................... 22

24.      ESTOPPEL CERTIFICATES................................................................................ 22

25.      SURRENDER OF POSSESSION.............................................................................. 23

26.      SEPARABILITY......................................................................................... 23

27.      MEMORANDUM OF LEASE.................................................................................. 23

28.      NOTICE............................................................................................... 23

29.      SUCCESSION........................................................................................... 24

30.      RIGHT OF FIRST OFFER................................................................................. 24



                           AMENDED AND RESTATED LEASE

         THIS AMENDED AND RESTATED LEASE, entered into as of the 1st day of July, 1996 between V.P. I. PROPERTIES ASSOCIATES, a New York limited partnership, qualified to do business in the State of Florida under the name V.P.I. Properties Associates, Ltd. and having its offices at One Norden Lane, Huntington Station, New York, New York 11746-2102 herein called "Lessor," and AMERICAN TECHNICAL CERAMICS (FLORIDA), INC., a Florida corporation and having its offices at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, herein called "Tenant."

                                    RECITALS


         1. Lessor and Tenant entered into an agreement of lease effective as of October 1, 1980 and amended it by Amendment of Lease dated June 20, 1994 (collectively, the "Existing Lease");

         2. Lessor and Tenant want to further amend the Existing Lease and restate it in full in one unified document.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. THIS LEASE. This Amended and Restated Lease is intended to and hereby does amend and restate the Existing Lease in such a fashion as to render this document (the "Lease") the fully integrated instrument setting forth the understandings of the parties in full without reference back to the Existing Lease. The leasehold estate created by the Existing Lease remains uninterrupted, but the agreements between Lessor and Tenant with respect thereto are governed entirely by this Lease.

         2. PREMISES LEASED. Lessor hereby leases to Tenant and Tenant hereby rents from Lessor all that piece, parcel or tract of land situate and lying and being in Duval County, Florida, as more particularly described in EXHIBIT A attached hereto and made a part hereof, together with four buildings constructed thereon and described on EXHIBIT B attached hereto and made a part hereof, including all improvements located thereon, and together with all rights, easements and appur tenances to the same belonging or usually held and enjoyed therewith. The land and all such improvements, equipment, easements and appurtenances are hereinafter sometimes referred to as the "leased premises."

         The leased premises are leased subject to:

                  (a) the existing state of the title to the land as of the commencement of the term of this Lease;



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                  (b)  any state of facts which an accurate survey or physical inspection thereof might show;

                  (c) all zoning regulations, restrictions and other laws and regulations now or hereafter applicable to the leased premises; and

                  (d) the following instruments made in connection with the issuance and sale by the Jacksonville Port Authority (the "Authority"), of the Authority's "Jacksonville Port Authority Industrial Development Revenue Bonds [(American Technical Ceramics Project (the "Project"))], Series 1981," initially in the aggregate principal amount of $2,000,000 (the "Bonds"), issued and sold to finance all or part of the cost of the acquisition, construction and equipping of the leased premises, all dated as of May 1, 1981:

                           (i)  Warranty Deed and Bill of Sale (the "Deed and
Bill of Sale") from the Lessor (as grantor) to the Authority (as grantee),

                           (ii)  Installment Sale and Security Agreement (the
"Agreement") from the Authority (as seller) to Lessor (as purchaser),

                           (iii)  This Lease,

                           (iv)  Trust Indenture (the "Indenture") from the
Authority to Barnett Banks Trust Company, N.A., Trustee (the "Trustee"),

                           (v)  Assignment of Leases, Rents and Profits from
Lessor to the Trustee, and

                           (vi)  Subordination, Non-Disturbance and Attornment
Agreement between Tenant and the Trustee.

                  Tenant represents to Lessor that Tenant has examined the title to the leased premises and copies of the above-mentioned instruments, prior to the execution and delivery of this Lease, and has found the same to be satisfactory for all purposes hereof.

         3. TERM. This Lease shall be for a term commencing on October 1, 1980, and expiring September 30, 2010 (the "Term").

         4.       RENT; TENANT'S OTHER OBLIGATIONS.

                  (a) As payments on account of rent for the properties leased hereunder, and having made all requested payments of rent, supplemental rent and other charges owed to Lessor through June 30, 1996, Tenant hereby unconditionally promises to pay:

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                           (i)  to the Trustee, for the account of the Lessor,
payments hereunder sufficient at all times to pay in full the principal of, premium, if any, and interest on the Bonds, and all expenses of the Trustee under the Indenture, and any and all other payments required to be made by Lessor under the Agreement and the Indenture, when and as the same become due and payable (whether at maturity or by acceleration, prepayment, call for redemption, or otherwise); all such payments shall be made in immediately available funds, at the principal corporate trust office of the Trustee which on the date hereof is located at 801 Riverside Avenue, Jacksonville, Florida 32204, or such other place as Lessor or the Trustee shall designate at any time in writing to Tenant;

                           (ii)  to the Lessor, directly and commencing on
July 1, 1996, as supplemental rent, the amount set forth in SUBSECTION 4(A)(III) below, provided, however, if the Tenant has received notice from the Trustee that a default or Event of Default under the Agreement has occurred and is continuing, all supplemental rent payments shall be paid to the Trustee for the account of the Lessor. All payments of supplemental rent shall be made in equal monthly installments in advance on the first day of each and every remaining calendar month during the Term.

                           (iii)    The supplemental rent for the lease year
commencing on July 1, 1996 shall be $378,600 (the "Escalation Base"). The supplemental rent for the lease year commencing on July 1, 1997 shall be the Escalation Base increased by the percentage increase, if any, in the CPI (hereinafter defined) for the last reported month available to the public on June 1, 1997 as compared to the CPI for the same month in 1996 (the "Base CPI"). The supplemental rent for each lease year after the lease year commencing on July 1, 1997 shall be the Escalation Base increased by the percentage increase, if any, in the last reported month available to the public on June 1 of the next preceding lease year as compared to the Base CPI. On or before June 15, 1997 and on or before each June 15 thereafter during the Term, Lessor shall provided Tenant with written notice of the supplemental rent for the next succeeding lease year and the calculation for determining such supplemental rent. Notwithstanding the result of any calculation of supplemental rent hereunder, in no event shall supplemental rent for any lease year be less than supplemental for the preceding lease year.

                           (iv)     As used herein "CPI" means the Consumer
Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, [Northeastern United States Area], All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published, and there is no successor thereto, such other index as Lessor and Tenant shall agree upon in writing shall be substituted for the CPI. If Lessor and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

                  (b) Tenant shall pay any and all sales or rental taxes 0becoming due in respect of the rents payable under this Lease.

                  (c) Notwithstanding anything to the contrary in this Lease, Tenant hereby unconditionally promises to make payments on account of rent under SUBSECTION 4(A)(I). Tenant further agrees at its own expense to perform all other covenants of the Lessor under the Agreement and the Indenture. Tenant agrees that its obligations to make payments of said payment on account of rent and to perform said covenants of the Lessor under the Agreement and the Indenture are absolute and unconditional, and shall not be subject to any defense, reduction, diminution or postponement or any right of setoff, counterclaim, crossclaim, recoupment or abatement, or otherwise, for any reason whatsoever, whether arising out of any breach of the obligations of the Lessor, the Authority, the Trustee, any paying agent for the Bonds or any holders or owners of the Bonds under or arising out of or in connection with this lease, the Agreement, the Indenture or the Bonds, or otherwise, or out of any indebtedness or liability at any time owing to Tenant by the Lessor, the Authority, the Trustee, any such paying agent or any holders or owners of the Bonds, or arising from any other matter, event or condition of any kind. Tenant will not suspend or discontinue any such payment on account of rent payments or the performance of said covenants of the Lessor under the Agreement and the Indenture for any cause, including without limitation failure to complete the acquisition, construction and equipping of the leased premises, any defect in the condition of the leased premises or any part thereof, failure of consideration, failure of or a defect in title to the leased premises or any part thereof, eviction or constructive eviction, any breach or representation or warranty, destruction of or damage to the leased premises, commercial frustration of purpose, any change in the tax or other laws, ordinances, rules, regulations, orders or other actions of the United States of America, the State of Florida or any subdivision, agency or instrumentality of either, or any default in the performance of any agreement, express or implied, or in the payment or performance of any duty, liability or obligation arising out of or in connection with this Lease, the Agreement, the Indenture, the Bonds or otherwise. Nothing contained in this SUBSECTION 4(A)(I) shall be construed to release the Lessor, the Authority or the Trustee from any of their respective obligations contained in this Lease, the Agreement or the Indenture. If Lessor defaults in the observance or performance of any of its obligations under this Lease, Tenant may institute such action against Lessor as Tenant may deem necessary to compel observance and performance, provided that no such action shall violate Tenant's agreements under this SUBSECTION

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(C) of this SECTION 4. The Authority and the Trustee shall be third party beneficiaries of the covenants contained in this SECTION 4.

         5. NO RENEWAL OPTIONS. There are no renewal options hereunder for the leased premises.

         6.       TAXES AND ASSESSMENTS.

                  (a) Tenant shall at all times during the Term, as additional rent, pay before delinquency all real estate taxes and any and all special assessments and all other charges levied upon or against the leased premises or any interest therein, which become payable during the term hereof, including any tax, assessment or charge that now or hereafter may be levied, assessed or imposed upon Lessor or the leased premises based upon or arising out of its leasing, use or operation of the leased premises. Tenant shall also pay all taxes, assessments, utility and other charges which Lessor is obligated to pay under SUBSECTION 6.3 of the Agreement and shall be entitled to exercise Lessor's rights under that SUBSECTION. Tenant's obligation to pay taxes, special assessments and other charges shall be contingent upon and subject to the following provisions and conditions:

                           (1)      Tenant may take the benefit of the
provisions of any statute or ordinance permitting any special assessment to be paid over a period of time, and Tenant shall be obligated to pay only the installments of such special assessments as shall become due and payable during the term hereof.

                           (2)      Tenant shall pay only its pro rata share of
taxes, special assessments (or instruments thereof), other charges which become due and payable during the years in which the term of this Lease commences and ceases, such pro rata share to be calculated by multiplying the amount due and payable by the ratio which the number of months of the term of this Lease occurring during the then current tax year bears to the entire number of months in that tax year.

                  (b) Nothing herein contained shall be construed to require Tenant to pay any franchise or income tax assessed against Lessor or to require Tenant to pay any tax upon the sale, transfer or assignment of the title or estate of Lessor in the leased premises, except with respect to the instruments referred to in CLAUSE (D) of SECTION 2 hereof.

                  (c) Tenant may, at its expense and in its own name, or in the name of Lessor, or in both names, as may be necessary, in good faith, contest any such taxes, assessments and other charges to the same extent as Lessor shall be entitled to contest the same under SUBSECTION 6.3 of the Agreement.

         Notwithstanding the other provisions of this SUBSECTION 6(B), Lessor, the Authority or the Trustee may require that Tenant deposit with Lessor, or with the

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Authority or the Trustee as security an amount sufficient in the sole judgment of Lessor to pay any such tax, assessment or other charge, and all interest and penalties in connection therewith, and all other amounts which are or might become a charge or lien on the leased premises or any part thereof in any such proceedings. At any time Lessor, the Authority or the Trustee shall deem the money so deposited to be insufficient security, Tenant shall, upon demand, deposit with Lessor, the Authority or the Trustee such additional moneys as in the judgment of Lessor shall be sufficient to pay all such items. Upon conclusion of the proceedings or at such other times as Lessor, the Authority or the Trustee shall direct, the moneys so deposited shall be applied to the payment of such tax, assessment, charge or lien, and to the interest and penalties in connection therewith, and any charges accruing in such proceedings, and the balance, if any, shall be paid to Tenant if Tenant is not in default under this Lease. In the event money deposited hereunder shall be insufficient for such payments, Tenant shall forthwith pay over to or at the direction of Lessor, the Authority or the Trustee the balance required for such payments.

                  (d) All refunds received as a result of the overpayment of, and all funds received as a result of a rebate of any tax, special assessment or other charge or deriving from any proceeding contesting the validity of such tax, special assessment or other charge, to the extent attributable to items paid by Tenant, shall belong to Tenant.

                  (e) Tenant, the Authority or the Trustee shall furnish to Lessor, within 45 days after the date when any tax, special assessment or other charge is payable, copies of the official receipts or other proof satisfactory to Lessor, the Authority or the Trustee, evidencing payment thereof.

         7. USE. The leased premises shall be used as a facility for the manufacture or processing of electric components and for research and product development relating thereto. Tenant shall not use or occupy the leased premises or permit the same to be used or occupied contrary to any statute, rule, order, ordinance or regulation applicable thereto or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the improvements or cause the value or usefulness of the leased premises or any part thereof to diminish or which would constitute a public or private nuisance or waste.

         8. REPAIR AND MAINTENANCE OF PREMISES. Tenant agrees that, beginning on the date it takes possession of the leased premises and continuing throughout the term of this Lease, at its sole cost and expense, it will keep and maintain the leased premises, including without limitation any altered, rebuilt or additional buildings, structures, equipment, machinery, fixtures, furnishings and other personal property, improvements and appurtenances thereto, in good repair and appearance, and will with reasonable promptness make all structural and nonstructural, foreseen and unforeseen, and ordinary and extraordinary changes, repairs, and replacements of every kind and nature which may be required to be made upon or in connection with the leased premises or any part thereof in order to keep and maintain the leased premises in such good repair and appearance. All such changes, repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of the leased premises. Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done on the leased premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of SECTION 11. Lessor shall not be required to maintain, repair or rebuild or to make any alterations, replacements or renewals of any nature or description in or to the leased premises or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to maintain the leased premises or any part thereof in any way, and Tenant hereby expressly waives any right to make repairs at the expense of Lessor which may be provided for in any statute or law in effect at the time of the execution of this lease or any statute or law which may thereafter be enacted.

         9. UTILITIES. Tenant shall pay for all gas, electricity, water, sewer, heat and other utilities used in and about the leased premises.

         10. INDEMNIFICATION. Tenant agrees to pay, and to protect, indemnify and save harmless Lessor, the Authority and the Trustee from and against any and all labilities, obligations, losses, damages, costs, penalties, expenses (including all attorney's fees and expenses of Tenant, Lessor, the Authority and the Trustee), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) any accident or injury to, or the death of, any person, or any damage to property on the leased premises or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, non-use, condition or occupancy of the leased premises or any part thereof or of adjoining sidewalks, streets or ways, (ii) violation of any agreements or conditions of this lease and of any contracts, agreements, restrictions, statutes, laws, ordinances or regulations or other documents (whether or not recorded) affecting the leased premises or any part thereof or the ownership, occupancy or use thereof, or (iii) any tortious act or omission on the part of Tenant or of any of its agents, contractors, sublessees, licensees or invitees. In case any action, suit or proceeding is brought against Lessor, the Authority or the Trustee, by reason of any occurrence herein described, Tenant will at its own expense defend such action, suit or proceeding with counsel satisfactory to Lessor, the Authority or the Trustee, as the case may be.


         11.      INSURANCE.

                  (a) During such time as Lessor is required by SUBSECTION 6.4 of the Agreement to carry the insurance described therein, the Tenant shall perform the Lessor's obligations under said SUBSECTION 6.4. In addition to the parties named as co-insureds in SUBSECTION 6.4 of the Agreement, the Lessor shall also be designated as a co-insured.

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                  (b) After the Agreement has been terminated and title to the
Project has vested in Lessor, Tenant will maintain at all times from the date Tenant is deemed to have taken possession of the leased premises insurance on the leased premises of the following character:

                           (i)  insurance against loss or damage by fire,
lighting, windstorm, hail, explosion, aircraft, smoke, vandalism, malicious mischief, vehicle damage and other risks from time to time included under "extended coverage" policies and such other risks as are or shall customarily be insured against with respect to property that is similar to the leased premises, in amounts sufficient to prevent Tenant and Lessor from becoming a co-insurer of any loss under the applicable policies, but in any event in amounts not less than the full insurable value of the leased premises. The term "full insurable value," as used herein, means actual replacement value;

                           (ii)  general public liability insurance against
claims for bodily injury, death or property damage occurring on, in or about the leased premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection to Tenant and Lessor of not less than a single limit of $1,000,000 with respect to bodily injury or death resulting from any one accident, and not less than $1,000,000 with respect to property damage; all such insurance may be maintained under general contractual liability policies, which policies shall cover the obligations of Tenant under SECTION 11 hereof;

                           (iii)  workmen's compensation insurance covering all
persons employed in connection with any work done on or about the leased premises in connection with which claims for death or bodily injury could be asserted against Tenant, Lessor, the Authority or the Trustee or the leased premises; and

                           (iv)  such other insurance on the leased premises as
Lessor may from time to time reasonably request to protect the leased premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the leased premises including rent insurance, war risk insurance (when and to the extent obtainable from the United States Government or any agency thereof) and boiler and pressure vessel insurance.

         Such insurance shall be written by companies of recognized financial standing approved by Lessor authorized to do an insurance business in the state in which the leased premises are located, and such insurance shall be in form acceptable to Lessor and shall name as the insured parties thereunder Tenant and the Lessor, as their interests may appear. The Lessor shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer, provided, however, that Tenant may, at its sole cost and expense, prosecute any such claim or contest any such settlement, and in such event Tenant may bring any such prosecution or contest in the name of Lessor, Tenant or both, and Lessor will join therein at Tenant's written request upon the receipt by Lessor of an indemnity from

Tenant against any and all costs, liabilities and expenses in connection with such prosecution or contest. In any case in which Tenant may be entitled to reimbursement of any expense or to payment of any sum by Lessor, Tenant shall be entitled to participate in any proceeding to determine the amount of any such sum, and no settlement with the insurer shall be made without the consent of Tenant.

         So long as there is a mortgage or similar lien on the leased premises, every such insurance policy referred to in CLAUSES (I) and (IV) of SUBSECTION 11(B) shall bear a noncontributory mortgagee endorsement in favor of the Trustee, and loss under any such policy shall be made payable to the Trustee, provided, however, that the net proceeds under policies carried pursuant to SUBSECTIONS (I) AND (IV) above shall be applied in the manner provided in
SECTION 12 hereof, and the net proceeds under policies carried pursuant to SUBSECTIONS (II) AND (III) above shall be applied toward the extinguishment or satisfaction of the liability with respect to which such proceeds have been paid. Every such policy shall contain, to the extent obtainable, an agreement by the insurer that it will not cancel such policy except after 10 days' prior written notice to Lessor and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Lessor or Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the leased premises for purposes more hazardous than permitted by the terms of such policy; (ii) any foreclosure or other action or proceeding taken pursuant to any provision of the mortgage or similar instrument upon the happening of an event of default, as defined therein, or (iii) any change in title or ownership of the leased premises.

         Tenant shall deliver to Lessor promptly after the execution and delivery of this Lease, the original or duplicate policies or certificates of the insurers evidencing all the insurance which is then required to be maintained by Tenant hereunder, and Tenant shall, within 30 days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of insurers evidencing the renewal of such insurance. Should Tenant fail to effect, maintain or renew any insurance provided for in this SECTION 11, or to pay the premium therefor, or to deliver to Lessor and the Trustee any of such policies or certificates, then and in any such event Lessor, at its option but without obligation so to do, may procure such insurance, and any sums expended by either of them to procure any such insurance, together with interest thereon at 15% per annum from date of payment to date of reimbursement by Tenant, shall be additional rent hereunder and shall be repaid by Tenant within 30 days after receipt of bills therefor.

         Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this SUBSECTION 11(B) to be furnished by Tenant unless Lessor is included therein as a named insured, with loss payable as in this Lease provided. Tenant shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver the policy or policies or certificates evidencing the same to Lessor.

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         12.      CASUALTY.

                  (a) If the leased premises or any part thereof shall be damaged or destroyed by fire or any other cause, Tenant shall immediately notify Lessor and the Trustee of such destruction or damage. Tenant expressly waives the provisions of any present or future law relating to such damage or destruction and agrees that the provisions of this Lease shall control the rights of Lessor and Tenant.

                  (b) Subject to the further provisions of this SECTION 12, there shall be no abatement of rent pending repairs or rebuilding occasioned by any casualty, except to the extent to which Lessor shall have received a net sum as proceeds of any rent insurance with respect to such casualty.

                  (c) If at the time of any casualty the Agreement shall be in effect, the provisions of SUBSECTION 7.2 of the Agreement shall apply and the Tenant shall perform Lessor's obligations and shall have the right to exercise Lessor's elections thereunder. If as a result of such damage or destruction the Tenant elects not to repair the Project and provides the Trustee on behalf of the Lessor, and as a payment of additional rent to Lessor, applicable as provided in SECTION 23 hereof, with funds equal to the unpaid balance of the purchase price of the Project payable under said SUBSECTION 7.2, it may terminate this Lease after all principal of, premium, if any, and interest on the Bonds have been paid in full or provision for such payment shall have been made in accordance with the Indenture.

                  (d) If the Agreement shall not then be in effect and the leased premises shall be substantially damaged or destroyed in any single casualty from any cause whatsoever so that the leased premises could not be restored to their condition immediately preceding such casualty within 120 days of the casualty as such period is determined by Tenant, then Tenant may give written notice to Lessor and the Trustee within 30 days after the occurrence of such casualty of Tenant's intention to terminate this Lease. Such notice shall be signed by an authorized employee of Tenant, and shall: (i) specify such termination date, which shall be the first day of any month occurring not less than 30 days after the delivery of such notice; and (ii) contain a certification by Tenant, signed by an authorized employee, to the effect that the leased premises have suffered such a casualty. In such event, this Lease and all obligations hereunder shall terminate on such termination date, but only upon payment by Tenant of all rent and other sums due and payable by it under this Lease to and including such termination date, and provided that all the principal of, premium, if any, and interest on the Bonds and all expenses of the Trustee shall have been paid in full or provision for such payment shall have been made in accordance with the pro visions of the Indenture. If all or any portion of the leased premises shall be damaged or destroyed by any fire or any other cause and this lease is not terminated as provided in this SUBSECTION
(D), then this Lease shall continue in full force and effect without any abatement of rent, and Lessor shall promptly and diligently after any such damage or destruction and, at its own cost and expense, repair and restore the leased premises to a condition substantially equivalent to its condition prior to the event causing such damage or destruction.

         13.      CONDEMNATION.

                  (a) Tenant hereby irrevocably assigns to Lessor any award or payment to which it may be or become entitled by reason of any taking of the leased premises or a part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of leased premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Lessor shall be entitled to participate fully in any such proceedings at Tenant's cost and expense.

                  (b) If at the time of any condemnation the Agreement shall be in effect, the provisions of SUBSECTION 7.3 of the Agreement shall apply, and the Tenant shall perform the Lessor's obligations and shall have the right to exercise Lessor's elections thereunder. If, as a result of such condemnation, the Tenant elects not to restore or replace the Project and provides the Trustee on behalf of the Lessor, and as a payment of additional rent to the Lessor, applicable as provided in SECTION 23 hereof, with funds equal to the unpaid balance of the purchase price of the Project payable under said SUBSECTION 7.3, it may terminate this Lease after all principal of, premium, if any, and interest on the Bonds have been paid in full, or provision for such payment shall have been made in accordance with the Indenture.

                  (c) If at the time of any condemnation the Agreement shall not be in effect and the entire leased premises shall be taken (including any transfer in lieu thereof) in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or any substantial portion of the leased premises which is sufficient to render the remaining portion thereof unsuitable for Tenant's continued use or occupancy shall be taken in or by any such proceedings, then Tenant may within 30 days after such taking give notice to Lessor and the Trustee of Tenant's intention to terminate this Lease. Such notice shall be signed by an authorized employee of Tenant and shall (i) specify such termination date, which shall be the first day of any month occurring not less than 30 days after the delivery of such notice; and (ii) if less than the entire leased premises shall have been taken, contain a certifica tion by Tenant, signed by an authorized employee, to the effect that the portion of the leased premises so taken is sufficient to fulfill the conditions set forth in this SUBSECTION 13(C). In such event, this Lease and all obligations hereunder shall terminate on such termination date, but only upon payment by Tenant of all rent and other sums due and payable by it under this Lease, to and including such termination date, and provided that all the principal of, premium, if any, and interest on he Bonds and all expenses of the Trustee shall have been paid in full or provision for such payment shall have been made in accordance with the provisions of the Indenture. If (i) the entire leased premises or any substantial portion of the leased premises shall be taken through condemnation or other eminent domain proceedings pursuant to any law, general or special, and this Lease is not terminated as provided in this SUBSECTION (C) or (II) the use or occupancy of the entire leased premises or any part thereof shall be temporarily taken by any government authority, civil or military, then this Lease shall continue in full force and effect without any abatement of rent, and Lessor shall promptly and diligently after any such taking and at its cost and expense either restore and rebuild the leased premises to a condition substantially equivalent to their condition prior to such condemnation or eminent domain proceedings or such temporary taking or replace the leased premises by the acquisition, construction and installation of land, improvements, fixtures, furnishings, machinery, equipment and other personal property fully adequate to replace the leased premises or the portions thereof so lost or taken. Any net condemnation award shall be applied to the cost of restoring and rebuilding or replacing the leased premises; provided, however, that if the cost of such replacement or restoration and rebuilding would exceed the net condemnation award, Lessor shall have the right to terminate this Lease upon notice as provided in SUBSECTION 13(B).

                  (d) For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority which has been made in settlement of any condemnation or other eminent domain proceeding affecting the leased premises shall be deemed to constitute an award made in such proceeding.

         14. SIGNS. Tenant shall have the right to use the exterior of any building on the leased premises, including the roof, for the purpose of erecting or panting thereon or attaching thereto a sign or signs advertising Tenant's business, provided such sign or signs shall not injure any such building and that any sign attached to any such building shall be in conformity with all applicable laws, ordinances, rules or regulations. If not previously removed, Tenant shall remove any such sign or signs upon the termination of this Lease. Any defacement or damage to the leased premises caused by the removal of such sign or signs shall be repaired promptly by Tenant at its expense.

         15. ALTERATIONS. Subject to any limitation contained in the Agreement during the period the Agreement is in effect, Tenant shall have the right at its own expense to make such minor alterations, additions, installations, changes and improvements in and upon the leased premises as may be necessary for Tenant's purposes, provided such alterations, additions, installations, changes and improvements shall not adversely affect the market value of the leased premises or change the character of the leased premises, nor permanently injure the buildings or diminish their value. Tenant shall have the right to remove any such minor alterations, additions, installations, changes and improvements to the leased premises made by Tenant, provided that any damage to the leased premises caused thereby will be fully repaired by Tenant at its expense. In the event Tenant fails to remove any of such minor alterations, installations, changes or improvements which Tenant has the right to remove prior to the termination of this lease, Tenant shall be deemed to have abandoned the same and thereupon the same shall become the property of Lessor.

         16. REMOVAL OF TRADE FIXTURES. If no default or event of default hereunder or under the Agreement has happened and is continuing, Tenant may at any time during the term hereof remove from the leased premises any trade fixtures, machinery or equipment belonging to Tenant or third partes, provided that Tenant shall repair at its expense any damage to the leased premises caused by such removal.

         17. INSPECTION OF PREMISES. Tenant shall permit the Trustee, the Authority, the Lessor and their duly authorized representatives to enter upon the leased premises at all reasonable times during business hours for the purpose of inspecting the leased premises. If any such inspection discloses the need for repairs or replacements which Tenant is obliged to make under the provisions of this Lease, Tenant shall make the same promptly.

         18. LIENS. Tenant shall commit no act which shall in any way encumber the title, estate or interest of, the Authority, the Trustee or the Lessor in and to the leased premises.

         19. OPTION TO PURCHASE.

                  (a) Tenant shall have the one-time option to purchase the leased premises for its fair market value (the "PURCHASE OPTION") provided that:

              (i)      This Lease shall be in full force and
effect without default beyond applicable grace periods on the part of Tenant;

              (ii)     Tenant shall give Landlord written notice
(the "OPTION NOTICE") of its election to exercise the Purchase Option not later than one (1) year prior to the expiration of the Term, time being of the essence;

              (iii)    The Purchase Option, in the sole and
absolute discretion of
Lessor, shall be inapplicable, null, void and of no further force and effect if, either as of the time of the giving of the Option Notice or as of the Closing Date, Tenant shall be in default under any of the terms and conditions of this Lease; and

              (iv) Tenant shall, as of the date or the Option Notice and the Closing Date, be in actual occupancy of an amount of space equal to at least
90% of the leased premises.

                  (b) The purchase price for the leased premises payable by Tenant to Lessor shall be either:

             (i) an amount equal to the "FAIR MARKET VALUE" (as defined and determined in this SECTION 19), which determination shall be as of the date of the Option Notice; or

             (ii) the price determined and submitted with the Option Notice, (the "PRICE DETERMINATION NOTICE"). If Lessor shall dispute Tenant's determination of such price and shall be unable to resolve such dispute with Tenant, then Lessor shall initiate the arbitration process provided for herein by designating its arbitrator in a notice (the "LESSOR'S ARBITRATION NOTICE") to Tenant (which notice must specify the name, address and telephone number of the person designated to act as an arbitrator on its behalf) given to Tenant no later than thirty (30) days after Tenant shall have delivered the Price Determination Notice. The determination of the Fair Market Value of the leased premises shall then be made in accordance with the provisions of SUBSECTION (C) hereof. If Landlord fails to deliver the Arbitration Notice as provided above, then Tenant's determination of the purchase price in the Price Determination Notice shall be final and conclusive.

                  (c) "FAIR MARKET VALUE" shall mean the fair market value of the leased premises based upon the following factors:

                      (i)      that Lessor and Tenant are typically motivated;

                      (ii) that Lessor and Tenant are well informed and well advised and each is acting in what it considers its own best interest;

                      (iii) that a reasonable time under then existing market conditions is allowed for exposure of the leased premises on the open market;

                      (iv) that in the event the leased premises or any portion thereof have been destroyed or damaged by fire or other casualty, such damage has been fully restored;

                      (v) that Tenant will incur no moving or storage costs;

                      (vi) that Tenant will incur no holdover or termination charges with respect to any existing leases;

                      (vii) that market rents then being charged for comparable space in other similar office buildings are being charged at the leased premises;

                      (viii) that the leased premises is considered free and clear of this Lease;

                     (ix) that the leased premises is being purchased in "as is" condition and Lessor is not obligated to perform any work or make any improvements of any kind whatsoever; and

                     (x) that the leased premises is being sold "subject to" those matters of record set forth in SECTION 2 other than those set forth in SUBSECTION 2.(D).

                  (d) Within thirty (30) days after Tenant's receipt of Lessor's Arbitration Notice, Tenant shall give notice to Landlord specifying the name, address and telephone number of the person designated to act as an arbitrator on Landlord's behalf ("Tenant's Arbitration Notice"). If Tenant fails to deliver the Tenant's Arbitration Notice within the time above specified, then Lessor shall provide an additional notice to Tenant requiring Tenant's appointment of an arbitrator within fifteen (15) days after Tenant's receipt thereof. If Tenant fails to deliver the Tenant's Arbitration Notice within such fifteen (15) day period, then Landlord's arbitrator shall be appointed in the same manner as if both arbitrators cannot agree on the appointment of a third arbitrator as set forth in SUBSECTION (F) below.

                  (e) If Tenant designates an arbitrator within the time period specified above, the two arbitrators so chosen shall meet within thirty (30) days after Landlord's arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator's written determination of the Fair Market Value. Neither arbitrator shall be bound by nor shall either arbitrator make any reference to the determination of the Purchase Price which was previously furnished by Tenant to Lessor. The Fair Market Value specified by Lessor's arbitrator shall herein be called "Lessor's Submitted Value" and the Fair Market Rent specified by Tenant's arbitrator shall herein be called "Tenant's Submitted Value". Copies of such written determinations shall promptly be sent to both Lessor and Tenant. Any failure of either such arbitrator to exchange such determinations shall be deemed acceptance of the other party's arbitrator's determination as the Fair Market Value, if, and only if, such failure persists for ten (10) days after notice to the party for whom such arbitrator is acting.

                  (f) If the higher determination of Fair Market Value for the space in question is not more than 105% of the lower determination of such Fair Market Value, then the Fair Market Value for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than 105% of the lower determination, then within ten (10) days after the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty
(30) days after the submission of the respective arbitrators' determinations to Lessor and Tenant, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment of an arbitrator meeting the requirements set forth in SUBSECTION (H) below by the American Arbitration Association located in Jacksonville, Florida or, if it does not then exist, such successor organization as may then exist. Such third arbitrator shall, within thirty (30) days after his appointment, make his own determination of the Fair Market Value and send copies of this determination promptly to both Lessor and Tenant and their arbitrators. Whichever of Lessor's Submitted Value or Tenant's Submitted Value shall be closer to the determination of such third arbitrator shall be averaged with the amount of the determination of the third arbitrator and the result will conclusively be deemed to be the Fair Market Value.

                  (g) Each party shall pay the fees and expenses of the arbitrator appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

                  (h) Each of the arbitrators selected as herein provided must be a professional employee or principal of an unaffiliated respectable company engaged in the business of real estate brokerage and/or consulting operating in the greater Jacksonville area with at least ten (10) years' experience in the sales of improved industrial and commercial property.

                  (i) Each arbitrator shall certify to Lessor and Tenant whether or not, in the previous three (3) years, the arbitrator or his or her company have (x) been retained by Lessor or Tenant and/or (y) been involved in an adversarial arbitration or litigation proceeding with either Lessor or Tenant. Lessor and Tenant reserve the right to reject any arbitrator for good cause within ten (10) business days after receipt of the certification provided above.

                  (j) The arbitration shall be conducted, to the extent consistent with this SECTION 19, in accordance with the then prevailing rules of the American Arbitration Association (other than the American Arbitration Association rules relating to the appointment of arbitrators), or such other procedures as are agreed to by the arbitrators or the parties hereto. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

                  (k) In the event the arbitration process is continuing at the end of the Term, Tenant may remain in possession until the closing under this
SECTION 19 of the purchase by Tenant of the leased premises at the same rental being charged by Lessor in the last month of the Term.

                  (l) Within ten (10) days after the determination of the purchase price for the leased premises, Lessor and Tenant shall diligently and in good faith negotiate and execute a formal contract of sale for the leased premises. If Lessor and Tenant do not succeed in so negotiating and executing such formal contract of sale within such ten (10) day period, the Purchase Option shall then and thereupon be extinguished. Time is and shall be of the essence with respect to all of the time periods set forth in this SECTION 19.

                  (m) Lessor shall not be deemed to have failed to negotiate such formal contract of sale in good faith by requiring, among other things,
(a) that the purchase price be paid by wire transfer or good certified or cashier's check, (b) that Tenant take title to the leased premises in "as is" condition and "subject to" those matters of record set forth in SECTION 2 other than those set forth in SUBSECTION 2(D), and (c) that Tenant deposit in escrow with Lessor's counsel a down payment equal to ten (10%) percent of the sales price forfeitable as liquidated damages in the event of Tenant's default under such contract of sale.

                  (n) The closing of the purchase of the leased premises by Tenant shall occur on a business date fixed by Tenant which is prior to the 45th day following the determination of the purchase price for the leased premises.

                  (o) Neither the Purchase Option nor a memorandum thereof shall be recorded against the leased premises.

         20.      INVESTMENT CREDIT.

         To the extent permissible by law, the Lessor agrees to elect and take all other action necessary to pass on to the Tenant any investment credits allowable for federal, state and local income tax purposes in regard to any item of property leased hereunder.

         21.      ASSIGNMENT AND SUBLETTING.

                  (a) Tenant may not assign this Lease or sublet the leased premises or any part thereof without the prior written consent of Lessor and the Trustee. No assignment or sublease made as permitted by this SECTION 21 shall affect or reduce any of the rights of Lessor or obligations of Tenant hereunder, and all the obligations of Tenant hereunder shall continue in full force and effect as the obligations of a principal and not as the obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made. Neither this Lease nor the term hereby demised shall be mortgaged or otherwise encumbered by Tenant. Tenant shall, within 10 days after the execution and delivery of any such assignment or sublease, deliver a conformed copy thereof to Lessor and the Trustee. The provisions of the Agreement relating to the sale and leasing of the Project shall be applicable hereto.

                  (b) Tenant hereby irrevocably assigns to the Trustee all rents and other sums due or to become due under any sublease of all or any portion of the leased premises entered into pursuant to this Lease until such time as all principal, premium, if any, and interest on the Bonds, and all expenses of the Trustee are paid, together with the right to collect and receive such rents and other sums, provided that so long as no Event of Default shall have occurred or be continuing hereunder and Lessor shall not have given notice of such default to Tenant and the Trustee, Tenant shall have the right to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence of any event of default, if Lessor shall give notice of such default to Tenant and the Trustee, the Trustee shall have absolute title to such rents and other sums and the absolute right to collect and receive the same.

         22.      CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS.

                  (a) Any of the following occurrences and acts shall constitute an Event of Default under this Lease:

                           (i)  if Tenant at any time during the term of this
Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (a) fail to make when due any payment of rent herein required to be paid by Tenant, or (b) fail to make when due any payment of additional rent or any other sum herein required to be paid by Tenant, or (c) fail to observe or perform any of Tenant's other covenants, agreements or obligations hereunder, and if any such failure shall continue as to (b) above for 10 days after Lessor shall have given Tenant notice of such failure, or as to (c) above for 30 days after Lessor shall have given Tenant notice specifying such failure (or if such default cannot be cured by the payment of money and cannot, with due diligence, be cured within such 30 day period owing to causes beyond the control of Tenant, if Tenant shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with diligence and continuity), or

                           (ii)  if any Event of Default shall occur under the
Agreement or the Indenture, or

                           (iii)  if Tenant shall file a petition in bankruptcy
or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof, or

                           (iv)  if a receiver, trustee or liquidator of Tenant
or of all or substantially all of the property of Tenant or of the leased premises shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within 90 days after such appointment or if Tenant shall consent to or acquiesce in such appointment, or

                           (v)  if at any time the leased premises shall have
been abandoned or left substantially unoccupied for 30 consecutive days, or

                           (vi)  if the interest of Tenant in the leased
premises or part thereof shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within 90 days after such levy or attachment.

                  (b) This Lease and the term and estate hereby granted are subject to the limitation that whenever an event of default shall have happened and be continuing, then Lessor shall have the right at its election, then or at any time thereafter while any such event of default shall continue and regardless of and notwithstanding the fact that Lessor has or may have some other remedy hereunder or by virtue hereof, in law or in equity, to give Tenant written notice of Lessor's intention to terminate the Term on a date specified in such notice, and upon the giving of any such notice, the Term and the estate hereby granted shall expire and terminate upon the date so specified in said notice as fully and completely and with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereafter provided. In the event any such notice is given, Lessor shall have the immediate right of re-entry and possession of the leased premises and the right to remove all persons and property therefrom. Should Lessor elect to re-enter as herein provided or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may from time to time relet the leased premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Lessor may deem advisable, with the right to make alterations in and repairs of the leased premises.

                  (c) In the event of any termination of the Term as in this
SECTION 22 above provided or as otherwise permitted by law, Tenant shall then peaceably quit and surrender the leased premises to Lessor, and Lessor may, without further notice, enter upon, re-enter, possess and repossess the same by force, summary proceedings, ejectment or otherwise and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the leased premises, but shall forthwith quit and surrender the leased premises, and Lessor, at its option, shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all the rents reserved hereunder for the unexpired portion of this Lease discounted to the then present worth over the fair rental value of the leased premises at the time of termination for such unexpired portion. The discount rate to be used in discounting reserve rents and in determining such fair rental value shall be the Prime Rate of Barnett Bank of Jacksonville, N.A. in effect at the time the calculation pursuant to this SUBSECTION (C) shall be required to be made. Nothing herein contained shall, however, limit or prejudice the right of Lessor, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount shall be greater, equal to, or less than the amount of the excess referred to above.

                  (d) If Lessor shall re-enter and obtain possession of the leased premises by reason of or following an event of default, Lessor shall have the right, without notice, to repair or alter the leased premises in such manner as to Lessor may seem necessary or advisable so as to put the leased premises in good order and to make the same rentable, and shall have the right, at Lessor's option to relet the leased premises or any part thereof, and Tenant agrees to pay to Lessor on demand all expenses incurred by Lessor in obtaining possession, and in altering, repairing and putting the leased premises in good order and condition, and in reletting the same, including reasonable fees of attorneys, architects and other experts, and also any other reasonable and legitimate expenses or commissions, and Tenant further agrees to pay to Lessor upon each rental payment date following the date of such re-entry to and including the date set forth in SECTION 3 hereof for the expiration of the Term in effect immediately prior to such re-entry the sums of money which would have been payable by Tenant as rent hereunder on said rent payment dates if Lessor had not re-entered and resumed possession of the leased premises, deducting only the net amount of rent, if any, which Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of every kind of Lessor which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from and by any reletting of the leased premises, and Tenant hereby agrees to be and remain liable for all sums otherwise payable by Tenant under this Lease including, but not limited to, the expenses of Lessor aforesaid, as well as for any defi ciency aforesaid, and Lessor shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency or damages or for a sum equal to any installment or installments of rent or additional rent and any other sums payable hereunder, and to recover the same upon the liability of Tenant herein provided, which liability it is expressly covenanted shall survive the issuance of any action to secure possession of the leased premises. Nothing herein contained shall be deemed to require Lessor to wait to begin such action or other legal proceedings until the date when this Lease would have expired by limitation had there been no such event of default.

                  (e) If under any of the preceding provisions of this SECTION 22, Lessor shall be entitled to give Tenant a notice of termination of the Term, Lessor, without giving such notice of termination, and notwithstanding the continuance of the Term and notwithstanding that Lessor may have re-entered or taken possession of the leased premises pursuant to this SECTION 22, shall have, to the extent permitted by law, all the rights, powers and remedies given to Lessor by the preceding provisions of this SECTION 22, and Tenant shall have the obligations imposed upon it by such provisions. No such re-entry or taking of possession of the leased premises by Lessor shall be construed as an election on Lessor's part to terminate the Term unless a written notice of such intention be given to Tenant or unless such termination be decreed by a court of competent jurisdiction.

                  (f) The words "enter," "re-enter" or "re-entry" are not restricted to their technical legal meaning.

                  (g) No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any of the covenants or agreements or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The receipt by Lessor of any rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided in this Lease, Lessor shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Lessor at law or in equity.

                  (h) In the event either Lessor or Tenant shall be in default in the performance of any obligations under this Lease and an action shall be brought for the enforcement thereof, the prevailing party shall be entitled to reimbursement of all the expenses incurred in connection therewith including reasonable attorneys' fees.

         23. OBLIGATIONS UNDER AGREEMENT. Notwithstanding anything herein to the contrary, Tenant hereby agrees to perform any and all obligations, duties and covenants of the Lessor under the Agreement in a timely and efficient manner, provided, however, that the purchase price payments required to be made under such Agreement when paid by Tenant shall be credited toward Tenant's obligations to pay rent hereunder. Said credits shall be made against Tenant's obligations in the order n which they come due starting with the obligations which come due at the earliest time.

         24. ESTOPPEL CERTIFICATES. Tenant will, at any time and from time to time, upon not less than 20 days' prior request by Lessor or the Trustee, execute, acknowledge and deliver to Lessor or the Trustee, as the case may be, a statement in writing, executed by an authorized employee, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being understood and intended that any such statement by Tenant may be relied upon by Lessor or the Trustee or by any prospective purchaser of the leased premises.

         25. SURRENDER OF POSSESSION. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the leased premises to Lessor in the same condition in which the leased premises were originally received from Lessor at the commencement of the Term, except as improved, repaired, rebuilt, restored, altered or added to as provided in or required by any provision of this Lease and except for ordinary wear and tear and in the case of termination pursuant to SECTION 12 OR 13, except for the condemned portion or the damage giving rise to such termination as the case may be. Tenant shall remove from the leased premises on or prior to such expiration or earlier termination all property situated thereon which is not owned by Lessor including, without limitation, Tenant's trade fixtures, and at its sole cost and expense shall on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Lessor, which may thereafter cause such property to be removed from the leased premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant.

         26. SEPARABILITY. Each and every covenant and agreement contained n this Lease shall be for all purposes construed to be a separate and independent covenant and agreement and the breach of any such covenant or agreement by Lessor shall not to any extent discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be found invalid and unenforceable by a court of competent jurisdiction, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall no be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         27. MEMORANDUM OF LEASE. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Memorandum of Lease for recording, containing, inter alia, the names of the parties, the legal description of the leased premises and the Term.

         28. NOTICE. Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is in writing and is delivered or sent by: (i) certified mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight carrier or (iii) telecopier facsimile, with "hard" copy to follow by one of the methods in (i) or (ii) above addressed to the address of the party in question first above written and to the Trustee at its principal corporate trust office in Jacksonville, Florida, which on the date hereof is located at 801 Riverside Avenue, Jacksonville, Florida 32204, or to such other address as either party or the Trustee may designate by notice pursuant to this Section. Notices shall be deemed given either one business day after delivery to the overnight carrier, the day of delivery and receipt if delivered by fax (or the first business day thereafter if the day of delivery and receipt is not a business day) or three business days after being mailed as provided in clause (i) above. Notices under this Lease may be given by the attorneys for the respective parties.

         29. SUCCESSION. All of the covenants, agreements, conditions and undertakings in this Lease shall extend and inure to and be binding upon the successors in interest and the assigns of the respective parties hereto.

         30.      RIGHT OF FIRST OFFER.

                  (a) Provided that this Lease shall be in full force and effect without default on the part of Tenant, and that the leased premises are for sale, Lessor shall first give to Tenant notice of Lessor's willingness to sell the leased premises to Tenant for the sales price set forth in such notice (the "Price Notice"). Tenant shall have 15 days after Landlord gives the Price Notice to agree to purchase the leased premises for such price or reject the Price Notice. If Tenant does not return a copy of the Price Notice to Lessor indicating thereon Tenant's unconditional agreement to so purchase within such 15-day period, the Price Notice shall be deemed rejected. If Tenant rejects or is deemed to have rejected the Price Notice, Lessor shall be free to sell the leased premises to any other person or entity at the price stated in the Price Notice or at any higher price and on such commercially comparable terms as may have been set forth in the Price Notice. If, however, Lessor does not convey the leased premises to such other person within 150 days after the date Lessor gave the Price Notice, and if the leased premises are for sale, Lessor shall again offer the leased premises to Tenant by Price Notice as provided herein, and Tenant shall have the same right to agree to purchase the leased premises or reject the Price Notice. In the event Tenant agrees to purchase the leased premises as provided herein, Lessor and Tenant shall diligently and in good faith negotiate and execute a formal contract of sale for the leased premises within ten (10) business days after such agreement is given to Tenant. If Lessor and Tenant do not succeed in so negotiating and executing such formal contract of sale within such ten (10) day period, or if Lessor shall convey the leased premises within the 150-day period as aforesaid, this right of first offer shall then and thereupon be extinguished. Time is and shall be of the essence with respect to all of the time periods set forth in this SUBSECTION 30(A).

                  (b) Lessor shall not be deemed to have failed to negotiate such formal contract of sale in good faith by requiring, among other things,
(a) that the purchase price be paid by wire transfer or good certified or cashier's check, (b) that Tenant take title to the leased premises in "as is" condition and "subject to" those matters of record set forth in SECTION 2 other than those set forth in SUBSECTION 2(D), and (c) that Tenant deposit in escrow with Lessor's counsel a down payment equal to ten (10%) percent of the sales price forfeitable as liquidated damages in the event of Tenant's default under such contract of sale.

                  (c) The closing of the purchase of the leased premises by Tenant shall occur on a business date fixed by Tenant which is prior to the 90th day following the giving by Lessor of the operative Price Notice.

                  (d) Neither this right of first offer nor a memorandum hereof shall be recorded against the leased premises.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first written above.


Signed, sealed and            V.P.I. PROPERTIES ASSOCIATES, d/b/a
delivered in the                       V.P.I. PROPERTIES ASSOCIATES, LTD.
presence of:                                    (Lessor)


/s/ Richard Monsorno                   By /s/ Victor Insetta
--------------------                      -------------------
                                              Victor Insetta,
/s/ Sandra Lumphin                          its General Partner
------------------
As to Lessor


                                       AMERICAN TECHNICAL CERAMICS
                                       (FLORIDA), INC.
                                            (Tenant)


/s/ Roberta Lundsten                   By /s/ Kathleen M. Kelly
--------------------                      ----------------------

                                                its:
/s/ Irene Geist
--------------------
As to Tenant                           Attest /s/ Kathleen M. Kelly
                                              ---------------------
                                                   Secretary
                                                (Corporate Seal)

STATE OF FLORIDA )
                 )
OUNTY OF DUVAL   )


         The foregoing instrument was acknowledged before me this 31 day of March, 1997, by Victor Insetta, general partner of V.P.I. Properties Associates, a New York limited partnership, qualified to do business in the State of Florida under the name V.P.I. Properties Associates, Ltd., on behalf of the partnership.


                                     /s/ Jane Legendre
                                     ----------------------------------
                                     Notary Public, State of Florida
                                       at Large.

NOTARIAL SEAL)                       My Commission Expires: 2/13/99



STATE OF NEW YORK )
                  )
COUNTY OF SUFFOLK )


         The foregoing instrument was acknowledged before me this 25 day of March, 1997, by Kathleen M. Kelly , V.P. Admin of American Technical Ceramics (Florida), Inc., a Florida corporation, on behalf of the corporation.


                                        /s/ Suzanne Hilbert
                                        -----------------------------------
                                        Notary Public, State of New York
                                          at Large.

NOTARIAL SEAL)                          My Commission Expires: 9/25/97

                                   EXHIBIT A

A part of Tract "E" as shown on map of John B. Uebelhoer's Subdivision, Plat Book 7, Page 10 of the Current Public Records of Duval County, Florida, more particularly described as follows: Commence at the Southwest corner of Section 24, Township 2 South, Range 27 East; thence South 88 degrees 24 minutes 18 seconds West, 110 feet to the Westerly right-of-way line of Corporate Square Boulevard as established for a width of 100 feet thence South 01 degrees 32 minutes 58 seconds East along the said Westerly right-of-way line, 63.43 fee to the point of curve of a curve to the right, said curve having a radius of 750 feet, thence along the arc of said curve and along said right-of-way line an arc distance of 431.13 feet, said curve having a chord bearing and distance of South 14 degrees 55 minutes 07 seconds West, 425. 22 feet to the point of tangency of said curve; thence continue along said Westerly right-of-way line South 31 degrees 23 minutes 11 seconds West, 113.62 feet to the point of curve of a curve to the left, said curve having a radius of 1,350 feet; thence along the arc of said curve and along said right-of-way line an arc distance of 925. 69 feet, said curve having a chord bearing and distance of South 11 degrees 44 minutes 33 seconds West, 907.66 feet; thence continue along the arc of said curve and along said right-of-way line an arc distance of 80.08 feet, said curve having a chord bearing and distance of South 09 degrees 36 minutes 03 seconds East, 80.07 feet, to the intersection with a curve concave Easterly having a- radius of 60 feet; thence Southerly along and around said curve an arc distance of 71. 80 feet, said curve having a chord bearing and distance of South 12 degrees 44 minutes 05 seconds East, 67.59 feet, to an intersection with the aforesaid Westerly right-of-way line of Corporate Square Boulevard, said Westerly right-of-way line being in a curve concave Easterly having a radius of 1,350 feet; thence Southerly along and around said curve an arc distance of 18.13 feet, said curve having a chord bearing and distance of South 14 degrees 33 minutes 14 seconds East, 18.13 feet to the Point of Beginning. From said Point of Beginning, run thence North 75 degrees 03 minutes 41 seconds East, 17.78 feet to the intersection with a curve concave Northerly having a radius of 60 feet; thence Easterly along and around said curve an arc distance of 70. 32 feet, said curve having a chord bearing and distance of North 75 degrees 03 minutes 41 seconds East, 66.36 feet; thence North 75 degrees 03 minutes 41 seconds East, 15.85 feet; thence Southerly along and around a curve concave Easterly having a radius of 1,250 feet an arc distance of 15.26 feet, said curve having a chord bearing and distance of South 15 degrees 17 minutes 18 seconds East, 15.26 feet; thence North 88 degrees 26 minutes 48 seconds East, 289.50 feet to an intersection with the Westerly line of lands described in Official Records Volume 3458, Page 363; thence South 02 degrees 09 minutes 19 seconds East along the Westerly line of said lands, 200.28 feet to the Southwest corner of said lands; thence North 88 degrees 26 minutes 34 seconds East, along the Southerly line of said lands, 99.85 feet to the Southeast corner of said lands; thence South 02 degrees 07 minutes 47 seconds East, along the Westerly line of Southside Estates Unit No. 4, as recorded in Plat Book 18, Pages 79, 79A and 79B, 426.8 feet: thence South 87 degrees 52 minutes 13 seconds West, 328.0 feet; thence North 02 degrees 07 minutes 47 seconds West,
539.8 feet; thence South 87 degrees 52 minutes 13 seconds West, 143.92 feet;

thence North 14 degrees 33 minutes 14 seconds West, 85.89 feet to the Point of Beginning. Said parcel contains, 4.5838 acres more or less.

                                   EXHIBIT B

                                   BUILDINGS
                                   ---------


1.    Office, Research and Development Building

2.    Storage Building

3. Office, Machine Shop, Equipment, Maintenance, Engineering and Warehouse Building

4.    Manufacturing and Office Building